Exhibit 99.1

  For Release November 18, 2014 at 7:30 a.m. ET

Palatin Technologies, Inc. Reports First Quarter
Fiscal Year 2015 Results;
Teleconference and Webcast to be held on November 18, 2014

CRANBURY, NJ – November 18, 2014 – Palatin Technologies, Inc. (NYSE MKT: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its first quarter ended September 30, 2014.

Recent Highlights

●	Bremelanotide development for Female Sexual Dysfunction (FSD):
‒	€7.5M ($9.8M) total upfront payment - License, co-development and commercialization agreement with Gedeon Richter on bremelanotide in the European Union and selected countries
●	September 4, 2014 received €6.7M ($8.8M); August 2013 received $1.0M
●	One-half of the total upfront payments is non-refundable and was recognized in the quarter ended September 30, 2014
●	Remaining one-half will be recognized as revenue upon initiation of the U.S. Phase 3 clinical trial program which is expected to be on or before December 31, 2014
●	Palatin will receive €2.5M ($3.2M as of September 30, 2014) upon initiation of U.S. Phase 3 clinical trial program
●	Palatin has potential to receive up to €20M ($25.3M as of September 30, 2014) in regulatory related milestones
●	Palatin has potential to receive up to €60M ($75.9M as of September 30, 2014) in sales related milestones and low double-digit royalties on net sales in the licensed territory
●
Palatin will contribute, with Gedeon Richter, to the costs of co-development activities for obtaining regulatory approval in Europe; Gedeon Richter will exclusively market bremelanotide for FSD in the licensed territory, and will be responsible for all sales, marketing and commercial activities, including associated costs, in the licensed territory

●	The Company obtained patents during the quarter:
‒
A Notice of Allowance was issued by the United States Patent and Trademark Office (USPTO) on an application with claims on broad families of cyclic melanocortin receptor 1 specific peptides with potential utility for treatment of inflammatory diseases and disorders.  This application issued as U.S. Patent No. 8,877,890 on November 4, 2014.

‒
U.S. Patent 8,828,926 issued September 9, 2014, claiming uses of the Company’s PL-3994 natriuretic peptide receptor product candidate for treatment of acute asthma and chronic obstructive pulmonary disease.

‒	A Notice of Allowance was issued by the USPTO on September 15, 2014 on U.S. Patent Application Serial Number 13/472,955, with claims on linear melanocortin receptor 1 specific peptides.
‒
U.S. Patent 8,846,601 issued September 30, 2014, claiming melanocortin receptor 4 specific peptides with potential utility for treatment of obesity, metabolic syndrome, diabetes and sexual dysfunction.

First Quarter Fiscal 2015 Financial Results

Palatin reported net income of $0.8 million, or $0.01 per basic and diluted share, for the quarter ended September 30, 2014, compared to a net loss of $4.5 million, or $(0.04) per basic and diluted share, for the same period in 2013.

The increase in net income for the quarter ended September 30, 2014 compared to the same period last fiscal year was mainly attributable to the recognition of $4.9 million in revenue pursuant to our agreement with Gedeon Richter.

Revenue

For the quarter ended September 30, 2014, Palatin recognized $4.9 million of license revenue under our agreement with Gedeon Richter.  Revenue consisted entirely of the portion of the license payment that was non-contingent and non-refundable.  There were no revenues recorded in the quarter ended September 30, 2013.

Operating Expenses

Total operating expenses for the quarter ended September 30, 2014 were $4.0 million compared to $4.5 million for the comparable quarter of 2013.  The decrease in operating expenses for the quarter ended September 30, 2014 was the result of a decrease in costs primarily relating to bremelanotide for the treatment of FSD program.

Cash Position

Palatin’s cash and cash equivalents were $17.8 million as of September 30, 2014, compared to cash and cash equivalents $12.2 million at June 30, 2014.  Current liabilities were $2.8 million, net of $4.9 million of deferred revenue, as of September 30, 2014, compared to $1.8 million, net of $1.0 million of deferred revenue, as of June 30, 2014.

Palatin believes that existing capital resources will be adequate to fund our planned operations through the quarter ending December 31, 2015, not including initiating our pivotal Phase 3 clinical trials for bremelanotide for FSD or other planned clinical trials.

CONFERENCE CALL / WEBCAST

Palatin will host a conference call and webcast on November 18, 2014 at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and an update on corporate developments.  Individuals interested in listening to the conference call live can dial 1-888-401-4685 (domestic) or 1-719-457-2607 (international), pass code 7815570.  The webcast and replay can be accessed by logging on to the “Investor/Media Center-Webcasts” section of Palatin’s website at http://www.palatin.com.  A telephone and webcast replay will be available approximately one hour after the completion of the call.  To access the telephone replay, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), pass code 7815570.  The webcast and telephone replay will be available through November 25, 2014.

About Palatin Technologies, Inc.

Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.  For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:	Palatin Technologies Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors, LLC
Chief Operating Officer / Chief Financial Officer	Managing Director
Tel: (609) 495-2200 / info@Palatin.com	Tel: (646) 597-6992 / Paul@LifeSciAdvisors.com

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,
	2014	2013

REVENUES:
License revenue	$4,932,315	$-

OPERATING EXPENSES:
Research and development	2,923,966	3,449,140
General and administrative	1,114,461	1,043,510
Total operating expenses	4,038,427	4,492,650

Income (loss) from operations	893,888	(4,492,650)

OTHER INCOME (EXPENSE):
Investment income	3,799	5,319
Interest expense	(1,730)	(1,851)
Foreign exchange transaction loss	(101,283)	-
Total other (expense) income, net	(99,214)	3,468

NET INCOME (LOSS)	$794,674	$(4,489,182)

Basic net income (loss) per common share	$0.01	$(0.04)

Diluted net income (loss) per common share	$0.01	$(0.04)

Weighted average number of common shares outstanding used in computing basic net income (loss) per common share	106,953,898	106,609,720

Weighted average number of common shares outstanding used in computing diluted net income (loss) per common share	107,946,021	106,609,720

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	September 30, 2014	June 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$17,787,720	$12,184,605
Prepaid expenses and other current assets	473,643	156,393
Total current assets	18,261,363	12,340,998

Property and equipment, net	133,155	160,748
Other assets	57,088	57,308
Total assets	$18,451,606	$12,559,054

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$561,361	$261,280
Accrued expenses	2,160,407	1,508,958
Deferred revenue	4,932,315	1,000,000
Total current liabilities	7,654,083	2,770,238

Total liabilities	7,654,083	2,770,238

Stockholders’ equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,697 shares as of September 30, 2014 and June 30, 2014, respectively	47	47
Common stock of $0.01 par value – authorized 300,000,000 shares;
issued and outstanding 39,490,161 shares as of September 30, 2014 and 39,416,595 as of June 30, 2014, respectively	394,901	394,166
Additional paid-in capital	283,641,654	283,428,356
Accumulated deficit	(273,239,079)	(274,033,753)
Total stockholders’ equity	10,797,523	9,788,816
Total liabilities and stockholders’ equity	$18,451,606	$12,559,054